Exhibit 5.1

August 14, 2013

Northern Tier Energy LP

38C Grove Street, Suite 100

Ridgefield, CT 06877

Re:	Northern Tier Energy LP

Ladies and Gentlemen:

We have acted as counsel for Northern Tier Energy LP, a Delaware limited partnership (the “Partnership”), in connection with the proposed offering and sale of up to 13,225,000 common units representing limited partner interests of the Partnership (the “Common Units”) held by the Selling Unitholder named in the Prospectus Supplement (defined below). Capitalized terms used but not defined herein shall have the meanings given such terms in the Prospectus.

The Common Units are being offered and sold pursuant to a prospectus supplement, dated August 14, 2013, (the “Prospectus Supplement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on August 14, 2013, to a prospectus dated August 13, 2013 (such prospectus, as amended and supplemented by the Prospectus Supplement, the “Prospectus”), included in a Registration Statement on Form S-3 (Registration No. 333-190596) (the “Registration Statement”), which Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of limited partnership or formation (as the case may be) and the limited partnership or limited liability company agreements (as the case may be) of the Partnership, the General Partner, which is the sole general partner of the Partnership, and Northern Tier Energy LLC, (ii) certain resolutions adopted by the Board of Directors of the General Partner relating to the registration, issuance and sale of the Common Units and related matters, (iii) certain resolutions adopted by the Selling Unitholder relating to the sale of the Common Units and related matters, (iv) the Registration Statement, (v) the Prospectus, and (vi) such other certificates, instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate. In connection with this opinion, we have assumed that (i) all

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information contained in all documents reviewed by us is true, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are originals and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and (v) all Common Units will be sold in the manner stated in the Prospectus and the Underwriting Agreement.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Common Units have been duly authorized and, when issued and delivered on behalf of the Selling Unitholder against payment therefor as described in the Registration Statement to which this opinion is an exhibit and relating to the Common Units, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited exclusively to the Delaware Revised Uniform Limited Partnership Act and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the Prospectus Supplement and under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins LLP